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                                                                    EXHIBIT 23.B

                         [BAKER & MCKENZIE LETTERHEAD]

                                 March 28, 2000

Ms. Sharon Guillotte
Seven Seas Petroleum Inc.
USA

                               CONSENT OF COUNSEL

We hereby consent to the use of our name under "Business Legal Proceedings" in this registration statement.

/s/ RAISBECK, LARA, RODRIGUEZ & RUEDA
Raisbeck, Lara, Rodriguez & Rueda
Members of the firm Baker & McKenzie
Bogota, Columbia